Exhibit 10.4

Execution Version

E La Carte, LLC

816 Hamilton St.

Redwood City, CA 94063

SECOND AMENDED AND RESTATED FEE LETTER

May 22, 2023

Metropolitan Partners Group Administration, LLC

850 Third Avenue, 18th Floor

New York, NY 10022

Attention: Paul Lisiak

Re: Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to, and this fee letter (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”) is hereby incorporated by reference into, the Credit Agreement, dated as of September 21, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among E La Carte, LLC, a Delaware limited liability company (the “Borrower”), Presto Automation Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), Metropolitan Partners Group Administration LLC, as administrative, payment and collateral agent for itself, as a Lender and for the other Lenders (the “Agent”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

WHEREAS, the parties hereto desire to set forth certain agreements and understandings with respect to payments to be made in connection with the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Onboarding Fee. In connection with and in consideration of entering into the Credit Agreement and related Loan Documents upon the terms set forth therein, the Borrower agrees to pay to the Agent on the Closing Date (for its own account) an onboarding fee equal to $500,000 (the “Onboarding Fee”), which Onboarding Fee shall be non-refundable for any reason and fully earned and paid on the Closing Date. Payment of the Onboarding Fee shall be made in Dollars, by wire transfer of immediately available funds, to the account designated by Agent in writing to Borrower, without deduction, set-off or counterclaim.

Section 2. Monitoring Fee. In connection with and in consideration of entering into the Credit Agreement and the related Loan Documents upon the terms set forth therein, Borrower shall pay Agent (for its own account), in immediately available funds, which shall be non-refundable and fully earned when paid, a quarterly fee (the “Monitoring Fee”) in the amount of $125,000, paid quarterly in arrears on the first day of each Fiscal Quarter of the Loan Parties in respect of the immediately preceding Fiscal Quarter, commencing on the first day of the first full Fiscal Quarter immediately following the Closing Date; provided, that, notwithstanding the foregoing, the Monitoring Fee for the first Fiscal Quarter shall be immediately earned and due and payable on the Closing Date and shall be non-refundable. Upon the occurrence and during the continuance of an Event of Default, the Monitoring Fee shall be increased to $187,500. The Borrower and Parent each acknowledge and agrees that the Monitoring Fee constitutes compensation for services rendered and does not constitute interest or a charge for the use of money. All payments of the Monitoring Fee shall be made in Dollars, by wire transfer of immediately available funds, to the account designated by Agent in writing to the Borrower without deduction, set off or counterclaim.

Section 3. First Amendment Fee. In connection with and in consideration of entering into the First Amendment and the related Loan Documents upon the terms set forth therein, Borrower shall pay to the Agent on the First Amendment Effective Date (for its own account), an amendment fee equal to $200,000 (the “Amendment Fee”), which Amendment Fee shall be non-refundable for any reason and fully earned and paid on the First Amendment Effective Date. Payment of the Amendment Fee shall be made in Dollars, by wire transfer of immediately available funds, to the account designated by Agent in writing to Borrower, without deduction, set-off or counterclaim.

Section 4. First Amendment Warrants. In connection with and as additional consideration for entering into the First Amendment and the related Loan Documents upon the terms set forth therein, on the First Amendment Effect Date, Parent shall execute and deliver to each Lender in proportion to each Lender’s Term Loan Commitment as of the First Amendment Effective Date, the First Amendment Warrants. The First Amendment Warrants shall be non-refundable for any reason and fully earned on the First Amendment Effective Date.

Section 5. Second Amendment Warrants. In connection with and as additional consideration for entering into the Second Amendment and the related Loan Documents upon the terms set forth therein, on the Second Amendment Effective Date, Parent shall execute and deliver to each Lender in proportion to each Lender’s Term Loan Commitment as of the Second Amendment Effective Date, the Second Amendment Warrants. The Second Amendment Warrants shall be non-refundable for any reason and fully earned on the Second Amendment Effective Date.

Section 6. Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7. GOVERNING LAW.  THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 8. Counterparts. This Fee Letter may be executed by one or more of the parties to this Fee Letter on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Fee Letter by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Fee Letter as of the date set forth above.

Sincerely,

E LA CARTE, LLC

By:
Name:
	Title:	Chief Financial Officer

PRESTO AUTOMATION INC.

By:
Name:
	Title:	Chief Financial Officer

[Signature Page to Fee Letter]

Accepted and agreed to as of the date first above written:

METROPOLITAN PARTNERS GROUP ADMINISTRATION, LLC,
as Agent

By:
	Name:	Paul K. Lisiak
	Title:	Managing Partner

[Signature Page to Fee Letter]